UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

INLAND REAL ESTATE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland	36-3953261
(State of Incorporation	(I.R.S. Employer
or Organization)	Identification No.)

2901 Butterfield Road
Oak Brook, Illinois	60523
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
8.125% Series A Cumulative Redeemable Preferred	New York Stock Exchange
Stock, $0.01 par value per share

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-176978

Securities to be registered pursuant to Section 12(g) of the Act:  Not Applicable

Item 1.  Description of Registrant’s Securities to be Registered.

The descriptions of the Registrant’s 8.125% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share, contained under the caption “Description of Capital Stock—Preferred Stock” in the Registrant’s Prospectus, dated September 23, 2011, contained in the Registrant’s Registration Statement on Form S-3 (File No. 333-176978), as automatically declared effective by the Securities and Exchange Commission on September 23, 2011, and under the heading “Description of the Series A Preferred Stock” in the Registrant’s Prospectus Supplement, dated September 29, 2011, to the Prospectus and filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended, are incorporated herein by reference.

Item 2.  Exhibits.

The following exhibits are filed herewith or are incorporated by reference as indicated below.

Exhibit Number	Description of Exhibit
3.1

Fourth Articles of Amendment and Restatement of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 10-Q for the quarterly period ended June 30, 2005, as filed by the Registrant with the Securities and Exchange Commission on August 9, 2005 (file number 001-32185))

3.2†	Articles Supplementary to the Fourth Articles of Amendment and Restatement of the Registrant designating the 8.125% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share.
3.3

Amended and Restated Bylaws of the Registrant effective April 29, 2010 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K dated April 23, 2010, as filed by the Registrant with the Securities and Exchange Commission on April 30, 2010 (file number 001-32185))

† Filed herewith

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 4, 2011	INLAND REAL ESTATE CORPORATION

	By:	/s/ Mark E. Zalatoris
Name: Mark E. Zalatoris
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1

Fourth Articles of Amendment and Restatement of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 10-Q for the quarterly period ended June 30, 2005, as filed by the Registrant with the Securities and Exchange Commission on August 9, 2005 (file number 001-32185))

3.2†	Articles Supplementary to the Fourth Articles of Amendment and Restatement of the Registrant designating the 8.125% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share.
3.3

Amended and Restated Bylaws of the Registrant effective April 29, 2010 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K dated April 23, 2010, as filed by the Registrant with the Securities and Exchange Commission on April 30, 2010 (file number 001-32185))

† Filed herewith